                                                                    Exhibit 99.1

[GRAPHIC OMITTED]

                              FOR IMMEDIATE RELEASE

                 DEL GLOBAL TECHNOLOGIES ANNOUNCES FISCAL 2006
                              THIRD QUARTER RESULTS

VALHALLA,  NY - June 20,  2006 -- DEL GLOBAL  TECHNOLOGIES  CORP.  (DGTC)  ("Del
Global" or "the Company") today announced  operating results for its fiscal 2006 third quarter  ended April 29, 2006, as well as summary  balance sheet data (see attached tables).

FISCAL 2006 THIRD QUARTER RESULTS

Consolidated  net sales for the third quarter of fiscal 2006 rose 10.1% to $20.8 million  from $18.9  million in the same period last year.  Sales at the Medical
Systems  Group  increased  15% to $17.6  million from $15.3  million in the same period last year. The period's higher  international  sales reflected  increased exports of medical & dental  equipment  as  compared to the third  quarter  last year.  Offsetting  these stronger  international  results were lower U.S. sales, impacted by the  consolidation  and  subsequent  reorganization  of two national medical distributors;  each distributor was a pre-consolidation  customer of Del
Global.  The Medical Systems Group sales effort is addressing the impact of this consolidation  through a variety of  measures,  including  focusing  on national buying  contracts  in the  U.S and  through  increased  international  marketing efforts.  Fiscal  2006  third  quarter  sales at the Power  Conversion  Business
("RFI")  decreased to $3.2  million  from $3.5  million in the third  quarter of fiscal 2005 due to lower demand from an OEM customer.

Consolidated gross margin was 21.6% in the fiscal 2006 third quarter as compared to 25.4% in same period last year.  Gross  margin at the Medical  Systems  Group declined  to 19.0% from 22.4% in the prior year  period due to a less  favorable product mix at both the U.S.  and Italian  locations.  Gross  margin at RFI also declined to 36.6% from 38.7% due to the impact of lower sales.

Selling,  general and administrative  expenses ("SG&A") during the third quarter of fiscal 2006 declined to $3.3 million,  or 15.9% of sales,  from $4.9 million, or 25.8% of sales, in the same period last year.  This decline was  attributable to reduced  legal,  accounting  and  corporate  expenses,  and RFI's  ability to maintain a lower selling cost structure.

Consolidated  operating  income for the third quarter of fiscal 2006 improved to
$0.85 million from an operating  loss of $0.52 million in the prior year period.
The Medical Systems Group posted  operating income of $0.53 million in the third quarter  of fiscal  2006  versus  $0.39  million  in 2005,  while  income at RFI remained  stable at $0.71  million  compared to the prior year  period.  The two divisions'  operating  income  contributions  were offset by corporate  costs of
$0.40 million.

Third quarter fiscal 2006 interest expense increased to $0.35 million from $0.30 million  in the prior  year  quarter  due to  increased  borrowings  and  higher interest  rates.  Other  expense of $0.21 million in the third quarter of fiscal
2006,  consisting  of foreign  litigation  costs,  compared  to other  income of
$46,000 in the same period one year ago.

Del Global Technologies Corp.
June 20, 2006

The net loss for the third  quarter  of fiscal  2006 was  $73,000,  or $0.01 per basic and diluted  share,  versus a net loss of $1.0  million or $0.10 per basic and diluted  share,  in the same  period  last year.  The net loss for the third quarter of fiscal 2005 included $1.1 million in professional  and legal expenses related to the strategic alternatives program terminated in March 2005.

BACKLOG

Consolidated  backlog at April 29, 2006 was $24.6 million versus backlog at July
30, 2005 of  approximately  $14.6 million.  Backlog at the Medical Systems Group increased by $9.6  million from July 30, 2005 levels,  reflecting a $8.9 million increase at Del Global's  international  business due to tender orders  received during the period,  and a $0.7 million rise in domestic  orders.  Backlog at RFI increased  by  $0.4  million  from  levels  at  beginning  of the  fiscal  year, reflecting  lower order rates early in the year offset by a larger  order from a customer at the end of the fiscal 2006 third quarter.  Substantially  all of the backlog should result in shipments within the next 12 months.

COMMENTS

Walter  F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global
commented,  "We are very  pleased  with our strong  international  sales,  which
offset  a  softer  U.S.  market  caused  by  the   consolidation  of  two  large
distributors.  The $0.7 million  increase in U.S. backlog from beginning of year levels  reflects Del  Global's  progress in  responding  to this  disruption  by
structuring  new  national  buying   contracts.   The  Medical  Systems  Group's
international  performance  also stands out, as quarterly  orders have increased over last year's  levels,  and backlog  grew  significantly.  We are  cautiously optimistic that these results  represent  progress in the  restructuring  of the
Medical Systems Group.  RFI's results  continue to yield stable operating income due to cost saving  measures.  We are gratified by the  confidence our customers place in us as evidenced by a recent large order and rising backlog levels."

FINANCIAL CONDITION

Del Global's  balance sheet at April 29, 2006 reflected  working capital of $8.2 million,  shareholders' equity of $11.8 million and a stated book value of $1.02 per share. As of April 29, 2006, the Company had  approximately  $0.5 million of excess borrowing  capacity under its domestic  revolving line of credit compared to $0.5 million at July 30, 2005.

INVESTOR CONFERENCE CALL

Walter F. Schneider,  President and Chief Executive  Officer,  and Mark A. Koch,
Principal Accounting Officer,  will host a conference call on Tuesday,  June 20,
2006 at 11:00 AM. Eastern Time to discuss these results. The telephone number to join  this  conference  call is (888)  737-9832  (Domestic)  or  (706)  679-0770
(International).  A taped replay of the call will be available through 5:00 P.M.
Eastern Time on Monday,  June 26, 2006. Please dial (800) 642-1687 (Domestic) or
(706)  645-9291  (International)  and enter the number  1853517 to listen to the replay.  In  addition,  the  conference  call  will be  broadcast  live over the
Internet  under the  "Investor  Relations"  section of Del  Global's web site at
WWW.DELGLOBAL.COM;  click on  "Presentations  & Webcasts." To listen to the live call on the Internet,  go to the web site at least 15 minutes early to register, download  and  install  any  necessary  audio  software.  If you are  unable  to participate in the live call,  the  conference  call will be archived and can be accessed on Del Global's website for approximately five business days.

Del Global Technologies Corp.
June 20, 2006

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.                     INVESTOR RELATIONS:
Walter F. Schneider, President &                  The Equity Group Inc.
Chief Executive Officer
Mark Koch, Principal Accounting Officer           Devin Sullivan  (212) 836-9608
(914) 686-3650                                    Maura Gedid    (212) 836-9605

                                    DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                      (UNAUDITED)

                                                         Three Months Ended                 Nine Months Ended
                                                         ------------------                 -----------------
                                                     April 29,          April 30,        April 29,         April 30,
                                                        2006               2005              2006              2005
                                                    ----------          ----------       ----------        ----------

Net Sales                                           $   20,804          $   18,892       $   59,037        $   64,259
Cost of Sales                                           16,302              14,091           45,586            47,937
                                                    ----------          ----------       ----------        ----------

Gross Margin                                             4,502               4,801           13,451            16,322
                                                    ----------          ----------       ----------        ----------

Selling, General and Administrative                      3,299               4,874           10,071            12,546
Research and Development                                   409                 446            1,191             1,268
Litigation Settlement Costs                                (55)                 --              445               300
                                                    ----------          ----------       ----------        ----------

Total Operating Expenses                                 3,653               5,320           11,707            14,114
                                                    ----------          ----------       ----------        ----------

Operating Income (loss)                                    849                (519)           1,744             2,208
Interest Expense                                          (349)               (297)            (943)             (978)
Other Income/ (Expense)                                   (205)                 46             (245)               34
                                                    ----------          ----------       ----------        ----------

Income (Loss) from Continuing
  Operations Before Income Tax
  Provision and Minority Interest                          295                (770)             556             1,264
Income Tax Provision                                       368                 248            1,064             1,557
                                                    ----------          ----------       ----------        ----------

Income (Loss) From Continuing
  Operations Before Minority Interest                      (73)             (1,018)            (508)             (293)
Minority Interest                                           --                  13              108               322
                                                    ----------          ----------       ----------        ----------

Income (Loss) From Continuing Operations                   (73)             (1,031)            (616)             (615)
Discontinued Operations                                     --                  --               --               199
                                                   -----------         -----------      -----------       -----------

Net Income (Loss)                                   $      (73)         $   (1,031)      $     (616)       $     (416)
                                                    ----------          ----------       ----------        ----------

INCOME (LOSS) PER COMMON SHARE- BASIC
Continuing Operations                               $    (0.01)         $    (0.10)      $    (0.06)       $    (0.06)
Discontinued Operations                                     --                  --               --              0.02
                                                    ----------          ----------       ----------        ----------

Net Income (Loss) Per Basic Share                   $    (0.01)         $    (0.10)      $    (0.06)       $    (0.04)
                                                    ----------          ----------       ----------        ----------

Income (Loss) Per Common Share-Diluted
Continuing Operations                               $    (0.01)         $    (0.10)      $    (0.06)       $    (0.06)
Discontinued Operations                                     --                  --               --              0.02
                                                    ----------          ----------       ----------        ----------

Net Income (Loss) Per Diluted Share                 $    (0.01)         $    (0.10)      $    (0.06)       $    (0.04)
                                                    ----------          ----------       ----------        ----------

Weighted Average Number of Common Shares
Outstanding (In Thousands):
         Basic                                          11,635              10,517           11,114            10,449
                                                    ==========          ==========       ==========        ==========
         Diluted                                        11,635              10,517           11,114            10,449
                                                    ==========          ==========       ==========        ==========

                         DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                              CONSOLIDATED SUMMARY BALANCE SHEETS
                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            April 29, 2006       July 30, 2005
                                                            --------------       -------------
                                                             (unaudited)           (audited)

Current Assets                                               $  33,756           $   31,260
Total Assets                                                 $  47,968           $   40,776

Current Liabilities                                          $  25,528           $   21,138
Total Liabilities                                            $  36,139           $   30,275

Minority Interest in Subsidiary                              $     ---           $    1,273

Shareholders' Equity                                         $  11,829           $    9,228

Common Shares Outstanding at the End of the Period              11,635               10,630

Book Value Per Share                                         $    1.02           $     0.87